Exhibit 10.21

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

MEMORANDUM OF UNDERSTANDING

BETWEEN

ALPS GLOBAL HOLDING BERHAD

AND

JLAND GROUP SDN. BHD.

This MEMORANDUM OF UNDERSTANDING is entered on 19 March 2024.

BETWEEN

ALPS GLOBAL HOLDING BERHAD [Registration No. 201701012867 (1227032-V)], a company incorporated in Malaysia and having its registered office at Unit E- 18-0l & E-18-02, Icon Tower (East Wing) No. 1 Jalan l/68F Off Jalan Tun Razak 50400 Kuala Lumpur (“ALPS”) which expression shall include its successors-in-title and permitted assigns of the first part;

AND

JLAND GROUP SDN. BHD. (Registration No. 201601019314 (1190251-T), a company incorporated in Malaysia and having its registered office at [***], (“JLG”), which expression shall include its successors-in-title and permitted assigns.

ALPS and JLG are collectively referred to as the “Parties” and individually as the “Party”.

WHEREAS:

A.	ALPS is a fully integrated company in the biotechnology industry, specializing in research, healthcare, and wellness services. Its core focus on utilizing human cells as therapeutic entities is poised to propel a crucial advancement in the field of healthcare and wellness sector.

B.	JLG is a wholly owned subsidiary of Johor Corporation (JCORP) [established under the Johor Corporation Enactment, 1968 (as amended by the Johar Corporation Enactment, 1995)] aims to provide a smarter and more sustainable end-to-end real estate solutions for customers through the integration of digital innovation and clean energy in its infrastructure and utilities business.

C.	The Parties are desirous of entering into this Memorandum of Understanding (“MoU”) for the purpose of exploring potential collaboration and/or business transaction between the Parties and/or its respective Affiliates to jointly collaborate in the Collaboration Area (as hereinafter defined) (“Purpose”).

D.	This MoU sets out the principles and framework governing the intended collaboration between the Parties and/or their respective Affiliates.

NOW THIS MoU RECORDS THE UNDERSTANDING OF THE PARTIES AS FOLLOWS:

1.	COLLABORATION

1.1.	The primary objective of this MoU is to formalise the intention of the Parties and/or its Affiliates to further discuss the Purpose, in a manner that shall be mutually beneficial to the Parties and/or its Affiliates, including the entering into definitive agreement(s) to further such Purpose.

1.2.	Each Party shall be solely responsible for its own costs and expenses incurred in connection with or contemplated by this MoU. If the Parties mutually agree to use any consultants or other third-party advisers to advise on the feasibility of, or to create concept papers in relation to Collaboration Areas for any other matters directly related to this MoU, such costs and expenses shall be apportioned equally among the respective Parties or as otherwise mutually agreed between the respective Parties.

2.	SCOPE OF THE COLLABORATION

2.1.	The Parties and/or its Affiliate wish to discuss the potential collaboration and/or business transaction in the following areas (“Collaboration Areas”):-

(a)	[***].

2.2.	For the avoidance of doubt, “Collaboration Area” refers to each of the collaboration area specified in Clause 2.1 herein, and reference to the “Collaboration Area” shall be constructed as reference to all or any one of them, as the case may be, and where applicable.

3.	DEFINITIVE AGREEMENT(S)

3.1.	In the event that the Parties mutually agree to implement any of the Collaboration Areas including any projects or initiatives pursuant to the Collaboration Areas, the Parties shall enter into definitive agreement(s) to further such Collaboration Areas.

3.2.	The Parties agree that each Party may designate any of its Affiliate to enter into the definitive agreement(s) in respect of the Collaboration Areas pursuant to this MoU, which shall set out a detailed scope of work, roles and responsibilities of the Parties in respect of the Collaboration Areas.

4.	DURATION AND TERMINATION

4.1.	The Parties agree that this MoU shall become effective and come into force upon the date thereof (“Effective Date”).

4.2.	The term of this MoU (“Term”) shall be from the Effective Date until the happening of either event listed below (whichever earlier):

(a)	the expiration of one (l) year from the Effective Date; or

(b)	the early termination of this MoU by (i) mutual agreement of the Parties; (ii) written notice from either Party, exercisable at its sole discretion, notifying the other Party of such Party ceasing to be interested in the Purpose for any reason whatsoever by serving upon the other Party no less than thirty (30) days’ prior written notice.

(c)	The Parties shall have the option to extend the Term of this MoU for a further one (l) year (the “Renewal Term”) to commence immediately upon the expiration of the Term, provided that the parties shall notify each other on the Renewal Term one (l) month prior to the expiration of the Term herein.

5.	CONFIDENTIALITY AND PUBLICITY

5.1.	The Parties agree that the collaboration under this MoU may involve the disclosure of certain Confidential Information made available by a Party or its respective Affiliate (“Disclosing Party”) to the other Party or its respective Affiliate (“Receiving Party”) under this MoU. The term “Confidential Information” shall refer to any and all information of, from or made available by the Disclosing Party to the Receiving Party, including but not limited to information and data pertaining to organisational structure, business activities, business transaction, financial reports, financial arrangement, research activities and technical information regardless of whether these have been explicitly or tacitly identified and/or marked as confidential or secret. For the avoidance of doubt, Confidential Information shall include (i) the contents of this MOU and/or the fact that the Purpose is or may be contemplated by each Party or any of their respective Affiliate, irrespective of whether such information is disclosed before or after the Effective Date; or (ii) any reports, analyses, compilations, studies, forecasts or other documents or data prepared by, or on behalf of, or for, the Receiving Party which contain, derived from or otherwise reflect any Confidential Information which the Disclosing Party or its Affiliate had disclosed to the Receiving Party in order to facilitate the Purpose of this MOU.

5.2.	The Receiving Party hereby (i) covenants; and (ii) undertakes to procure its Affiliate and its and each of their Related Persons (as hereinafter defined) to keep in strict confidence the Confidential Information and undertakes not to (a) use, the Confidential Information other than for in connection with the Purpose; (b) lease, license and/or otherwise commercially use Confidential Information either directly or indirectly, or (c) divulge or disclose the Confidential Information to any third party without specific written permission of the Disclosing Party save for disclosure under Clause 5.3; or (d) duplicate in any manner of any Confidential Information furnished pursuant hereto except for purpose of evaluating the Purpose, without prior written consent of the Disclosing Party.

5.3.	The confidentiality obligations hereunder shall not apply to the Confidential Information which:-

(a)	at the time of disclosure, is or has become obsolete or already in public domain without any breach of the provisions in Clause 5 herein;

(b)	is already in the lawful possession of the Receiving Party prior to the execution of this MoU without any breach of obligations of secrecy or confidentiality;

(c)	is independently developed or obtained by the Receiving Party without use of the Disclosing Party’s Confidential Information;

(d)	is obtained by the Receiving Party from any third party who has obtained lawfully and without breach of the confidentiality obligations;

Notwithstanding the exclusions as mentioned above, the duty of confidentiality under this MOU shall not be excluded merely because detailed information is embraced by the general information received pursuant under this Clause 5.3. Confidential Information concerning combinations of detailed information and general information shall not be excluded unless the combination of detailed information and general information and its principles of operation fall within the exclusions set out in this Clause 5.3.

5.4.	Notwithstanding any other provision to the contrary herein, the Receiving Party shall be entitled to disclose the Confidential Information without the Disclosing Party’s specific written consent to its Affiliate(s) and the shareholders, employees, officers, directors, advisers, agents, contractors, accounting, financial and legal advisors, and consultants retained by the Receiving Party (“Related Persons”) who have a clear need to know basis at anytime during the period in which the provisions in Clause 5 herein shall apply.

5.5.	For purposes of this MoU:

(a)	“Affiliate” means, in respect to a Party, any person which directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common Control with that Party;

(b)	“Control” means in relation to a person: (a) holding or controlling, directly or indirectly a majority of the voting rights exercisable at shareholders meetings (or the equivalent), (b) having directly or indirectly, the right to appoint, or remove directors holding a majority of the voting rights exercisable at meetings of the board of directors (or the equivalent). or (c) having directly or indirectly the ability to exercise decisive influence over the management, policies and/or decision making of that Party, whether through the ownership of voting securities, by contract, operation of law or otherwise; and

(c)	“Person” or “person” means includes an individual, partnership, corporation (including a business trust), company, trust, fund, unincorporated association, joint venture or other entity, whether a body corporate or an unincorporated association of persons, or a government or any political subdivision or agency or instrumentality thereof.

5.6.	Upon request by the Disclosing Party, at the expiration or termination of this MoU, the Receiving Party shall (a) return all Confidential Information to the Disclosing Party, or (b) destroy all such Confidential Information together with all copies, notes and/or transcriptions thereof forthwith (c) permanently remove and erase all Confidential Information from any computer, disk or other device containing Confidential Information; and (d) certify to the Disclosing Party by an appropriate officer of the Receiving Party have done (b) to (c). Nothing in this Clause 5.6 shall prevent or prohibit the Receiving Party from retaining Confidential Information to the extent only that it has been incorporated into its corporate records/documents and such corporate records/documents are required by law to be retained. Confidential Information thus retained shall continue to be subject to the provisions of this MoU.

5.7.	The provisions of this Clause 5 shall continue in full force and effect for one (1) year following the expiry or earlier termination of this MoU.

5.8.	The Receiving Party may disclose the Confidential Information to the extent required:

(a)	by any order of any court of competent jurisdiction, or any competent judicial, governmental, regulatory or supervisory body;

(b)	by the rules of any listing authority, stock exchange or any regulatory or supervisory body with which the Receiving Party is bound to comply; or

(c)	by the laws or regulations of any country with jurisdiction over the affairs of the Receiving Party,

in which case before it discloses any Confidential Information, the Receiving Party shall (to the extent permitted by laws or regulations) inform the Disclosing Party or procure that the Disclosing Party is informed of the full circumstances and the information required to be disclosed. The Receiving Party shall cooperate with the Disclosing Party as to possible steps to avoid or limit disclosure and take such steps as the Disclosing Party may reasonably require including to obtain a protection order or other remedy available under the applicable laws.

6.	NON-LEGAL BINDING EFFECT

6.1.	The Parties hereto agree that this MoU (i) serves to record their general understanding of the collaboration and Parties will work together to accomplish the Purpose; and (ii) shall supersede all previous representations, warranties, agreement and undertakings, if any, made between the Parties with respect to the subject matter hereof whether such be oral or written. For the avoidance of doubt and without prejudice to the generality of the foregoing, subject to Clause 6.2 below, the Parties hereto expressly agree that this MoU shall not constitute nor intended to create any legally binding contractual obligations or other form of relationship between the Parties hereto.

6.2.	Save for Clause 4 (Duration and Termination), Clause 5 (Confidentiality and Publicity), Clause 6 (Non-Legal Binding Effect), Clause 8 (Governing Laws and Dispute Resolution), Clause 12 (Limitation of Liability), Clause 14 (Intellectual Property Rights) and Clause 15 (Compliance With Applicable Laws) which the Parties agree shall be legally binding, the Parties hereto expressly agree that this MoU is non- binding.

6.3.	It is not the intention of the Parties to create, nor shall this MoU be deemed or construed to create a legal partnership, joint venture, association, trust or fiduciary relationship or to authorize a Party to bring, or act as an agent, servant or employee of, the other Party. Nothing in this MoU shall restrict either Party from pursuing any cooperation, development or implementation of any project of any kind independently and without the involvement or participation of the other Party.

6.4.	This MoU is entered into on a non-exclusive basis and either Party shall have the absolute right to enter into similar arrangements or agreements with any other third parties as it shall deem fit.

7.	NO EXCLUSIVITY

Nothing herein shall be deemed to restrict or prohibit the engagement by either party to involve in the same or similar scope of collaboration with other third party.

8.	VARIATION AND AMENDMENTS

This MoU may only be varied or amended at any time by written mutual agreement of the Parties.

9.	GOVERNING LAWS AND DISPUTE RESOLUTION

9.1.	This MoU shall be governed by and construed in accordance with the laws of Malaysia.

9.2.	Any dispute, controversy, difference or claim arising out of or in connection with this MoU or its subject matter or formation, whether in tort, contract, under statute or otherwise, including any question regarding its existence, validity, interpretation, performance, breach or termination thereof, and including any non-contractual obligations arising out of or relating to it (collectively, the “Dispute”) shall, in the first attempt be sought to be settled through mutual negotiations at the senior management level of the Parties, who have authority to settle the same.

(a)	The disputing Party shall refer the Dispute to the senior management of the other Party, upon receipt of which reference, the senior management of the Parties shall meet within seven (7) days thereof, with an objective to amicably settle the Dispute.

(b)	If no amicable settlement could be reached between the Parties or the Parties failed to commence mutual negotiation to amicably settle the Dispute within sixty (60) days of the reference of the Dispute, then the Dispute shall be referred to arbitration, in accordance with Clause 8.3 below.

9.3.	If the Parties failed to reach a satisfactory resolution of the Dispute pursuant to Clause 8.2 above, any Party may refer the Dispute, by notice in writing to the other Party, to be referred to and finally resolved by arbitration administered in accordance with the Asian International Arbitration Centre (“AIAC”) arbitration rules being in force when the notice of arbitration is submitted (“Rules”), which Rules are deemed to be incorporated by reference in this clause.

(a)	The Parties shall be before a single arbitration in accordance with the Rules. The Parties shall nominate a single arbitrator and in the event the Parties cannot agree on the appointment of the arbitrator, then the arbitrator shall be appointed by the Director for the time being of the AIAC.

(b)	The arbitration proceeding including the making of the award shall take place in Kuala Lumpur.

(c)	The award of the arbitrator shall be final and binding upon the Parties and may, if necessary, be enforced by any court or other authority. Save as aforesaid, all rights of appeal and of application to any court of law whatsoever are hereby excluded in relation to any arbitration hereunder and any award made therein.

(d)	The Parties agree that all arbitration proceedings conducted hereunder and the decision of the arbitrator shall be kept confidential and not disclosed, except to a Party’s Affiliate, accountants, and/or lawyers.

9.4.	Notwithstanding the provisions of this Clause 8, the Parties accept that they may take proceedings for injunctive or similar relief in the exclusive jurisdiction of the courts of Malaysia to restrain or prevent any breach or threatened breach of the terms as set forth under this MoU.

9.5.	When a matter is referred for resolution under this Clause 8, it shall not prevent or constitute a valid excuse for either Party from performing its respective obligations under this MoU.

10.	SEVERABILITY

In the event that anypart (including any sub-clause or part thereof) of this MoU shall be void or unenforceable by reason of any applicable laws, it shall be deleted, and the remaining parts of this MoU shall continue in full force and effect and if necessary, both Parties shall use their best endeavours to agree on any necessary amendments to this MoU to give effect to the intent of this Mou.

11.	ASSIGNMENT

Neither Party shall assign any rights or benefits hereunder to any third party without the prior written consent of the other Party.

12.	LIMITATION OF LIABILITY

Neither Party, nor any of its Affiliate, nor its or their respective officers, directors, employees and/or professional advisors shall be liable for any indirect, incidental, consequential, exemplary, punitive and/or similar losses and/or damages (including but not limited to loss of profit or anticipated profit, business interruption, loss of revenue, loss of use, loss of contract, loss of good will, increased cost of working or loss of business opportunity) arising or alleged to arise out of or relate to this MoU or the performance or breach of this MoU or to any act or omission related to this MoU, whether in contract, warranty, tort (including but not limited to gross negligence and willful misconduct), strict liability or any other theory in contract, law or equity.

13.	NOTICES

Any notice or other communication to be given by a Party to the other Party shall be in writing in the English Language and shall be delivered by hand, sent by registered mail, courier or by email to the addresses set out below:

For ALPS:

[***]

For JLG

[***]

14.	INTELLECTUAL PROPERTY RIGHTS

14.1.	The Intellectual Property rights residing in all data, specifications, research findings, solutions, drawings, know-how and technical information developed, obtained, created, written, prepared, or discovered, arising from the performance of the MoU or otherwise brought into existence pursuant to this MoU shall include:-

(a)	Background Intellectual Property

Background Intellectual Property rights shall include any Intellectual Property rights that are owned by either Party, which have been in existence prior to and/or developed independently after the commencement of this MoU and made available for the performance of this MoU. The Background Intellectual Property rights shall remain the separate property of the Party making such Background Intellectual Property rights available for the MoU; and

(b)	Foreground Intellectual Property

Foreground Intellectual Property rights shall include any Intellectual Property Rights in the deliverables and the developed information which are obtained or developed, created, written, prepared and/or discovered by each Party jointly or severally, as the case may be, for the performance of this MoU.

14.2.	Each Party shall contribute its own Background Information, as it deems necessary for the successful carrying out of the MoU and grants the other Party the right to use the Background Information only for the Purpose. For the avoidance of doubt, “Background Information” means the information referred to for the Background Intellectual Property rights.

14.3.	The ownership of the Foreground Intellectual Property rights and developed information shall be based on the following principles:

(a)	if it is obtained through the joint activity effort of the Parties, it shall be jointly owned by the Parties in accordance with the terms to be mutually agreed upon by the Parties; and/or,

(b)	if it is obtained by the sole and separate effort of a Party, it shall be solely owned by that Party concerned in accordance with the terms to be mutually agreed upon by the Parties provided such Foreground Intellectual Property were not obtained, developed, created, written, prepared and/or discovered with the aid of all data, specifications, research findings, solutions, drawings, know- how and/or technical information of the other Party’s Background Intellectual Property.

14.4.	The use of the name, logo and/or official emblem of any of the Parties as the case may be, in any publication, document and/or paper is prohibited without the prior written approval of the other Party.

15.	COMPLIANCE WITH APPLICABLE LAWS

Each Party agrees and undertakes to the other that each Party and its Affiliate and each of its officers, directors, employees, agents, contractor, consultants and/or other representatives shall comply with all applicable laws and regulations relating to anti-bribery and corruption, export control, sanctions, data privacy, and competition laws, and shall not engage in any conduct that will cause the other Party to be in breach of such applicable laws.

16.	COSTS AND EXPENSES

For the avoidance of doubt, each Party shall bear its own costs and expenses in the preparation, execution, and implementation of this MoU, and/or any other activities related to this MoU (including any solicitor’s costs, if any and where applicable). The stamp duty payable in respect of this MoU shall be paid by JLG.

17.	ELECTRONIC SIGNATURE AND COUNTERPARTS

17.1.	The Parties hereby acknowledge and agree that this MoU may be executed by electronic signature through the use of electronic signature software which shall have the same full force and effect as manually transmitted signatures.

17.2.	This MoU may be executed in counterparts, all of which shall have the same force and effect as an original instrument, and all of which when taken together shall constitute one and the same instrument.

18.	PRESS RELEASE OR PUBLIC ANNOUNCEMENTS

Neither Party shall make nor engage in or procure or permit another person to make any public announcement or public statement of any nature whatsoever in respect of this MoU without prior written consent of the other Party.

19.	NO BRIBERY

Each Party hereby undertakes that the Party shall not involve in any offences as defined under the Malaysian Anti-Corruption Commission Act 2009 (Akta Suruhanjaya Pencegahan Rasuah 2009) or any laws and regulations to be determined by the relevant authority as amended (hereinafter referred to as the “Offences”), consolidated or replaced from time to time. In the event that any Party and/or its authorised representatives are found liable for such Offences, then the other Party shall be entitled to terminate this MoU without any liability howsoever with written notice with immediate effect. The Party shall hold the other Party harmless from any cost, expenses, claim, liability, fine or penalty as a result of any breach of this Clause by the Party and/or its authorized representatives in connection with this MoU. Each Party shall have the right to report the Offences to the relevant authorities, including but not limited to the Malaysian Anti-Corruption Commission (Suruhanjaya Pencegahan Rasuah Malaysia) and Royal Malaysia Police (Polis Diraja Malaysia) and shall provide all necessary assistance to the relevant authorities in any subsequent investigation and/or prosecution.

20.	INTERPRETATION

In this MoU, unless the context otherwise requires:

(a)	this MoU shall not be construed adversely to a Party solely because that Party was responsible for preparing it;

(b)	any reference to a “Clause” is a reference to a clause of this MoU and unless otherwise indicated, includes all the sub-clauses of the clause;

(c)	words importing the singular include the plural and vice versa, words importing gender or the neuter include both genders and the neuter;

(d)	the headings in this MoU are for convenience only and shall not affect its interpretation;

(e)	the words “includes” and “including” shall be construed without limitation; and

(f)	the word “company” includes any body corporate.

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IN WITNESS WHEREOF, the Parties hereto have caused this Memorandum of Understanding to be executed by their duly authorized representatives on the day and year first above written.

For and on behalf of ALPS GLOBAL HOLDING BERHAD

By:	/s/ Dr. Tham Seng Kong
Name:	Dr. Tham Seng Kong
Designation:	Group Chief Executive Officer

in the presence of:	/s/ Prof. Manickam Ravichandran
Name:	Prof. Manickam Ravichandran
Designation:	Chief Scientific Officer

For and on behalf of JLAND GROUP SDN. BHD.

By:	/s/ Datuk Sr. Akmal Ahmad
Name:	Datuk Sr. Akmal Ahmad
Designation:	Deputy Chairman

in the presence of:	/s/ Muaazam Mahmud
Name:	Muaazam Mahmud
Designation:	Managing Director